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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1997




                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  Massachusetts
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


          0-16456                                         04-2946004
 -------------------------                     ---------------------------------
 (Commission File Number)                      (IRS Employer Identification No.)


                  5110 Langdale Way, Colorado Springs, CO 80906
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (719) 527-0544


                                       NA
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On September 30, 1997, Development Partners II, a Massachusetts Limited Partnership (the "Partnership") sold Mariposa Apartments ("Mariposa"), an 84-unit multi-family rental property in Scottsdale, Arizona pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions (the "Agreement") dated May 6, 1997, as amended. Mariposa was sold to Mariposa Condominium Ventures Limited Partnership, an Arizona limited partnership unaffiliated with the Partnership. The purchase price for Mariposa was $5,125,000, subject to certain customary adjustments and the repayment of mortgage financing in the amount of $2,862,140, paid at closing utilizing a portion of proceeds from the sale.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information.

               Not Applicable.

        (c)    Exhibits.

               10.1 Purchase and Sale Agreement and Escrow Instructions, dated as of May 6, 1997, as amended.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            DEVELOPMENT PARTNERS II
                            (A Massachusetts Limited Partnership)

                            By:     GP L'Auberge Communities, L.P., A
                                    California Limited Partnership,
                                    General Partner

                                    By:    L'Auberge Communities, Inc., its
                                           General Partner

                                    By: /s/ EARL C. ROBERTSON
                                       -----------------------------------------
                                           Earl C. Robertson, Executive Vice
                                           President and Chief Financial Officer

                            Date:  October 14, 1997

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